Adopted by the Cinergy Corp.
                                          Board of Directors on April 26, 1996


                                    JANUARY 1, 1996
                              AMENDMENT TO THE CINERGY CORP.
                        EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
                                (Effective January 1, 1996)

     The Cinergy Corp. Employee Stock Purchase and Savings Plan, as adopted on October 18, 1994, and as amended effective as of January 1, 1995, is hereby further amended effective January 1, 1996, with respect to the modification of
Article 7.

(1)     Explanation of Amendment

Currently, Article 7 of the Plan provides that the stock offered under the Plan shall be authorized but unissued shares of Cinergy Corp. common stock. The amendment to Article 7 provides that either authorized but unissued shares of Cinergy Corp. common stock or such shares purchased on the open market, as determined by Cinergy, are available for use under the Plan.

(2)     Article 7 As Amended

Article 7, as hereby amended, reads as follows:

                                   "ARTICLE 7
                         STOCK OFFERED UNDER THE PLAN

     The stock offered under the Plan shall be authorized but unissued shares of Common Stock or shares of Common Stock purchased on the open market, as determined by Cinergy. Subject to adjustment in accordance with the provisions of Section 9.9 (Recapitalization), the total number of shares of Common Stock which may be offered under the Plan shall not exceed in the aggregate 2,000,000 shares (the "Maximum Share Limit"). If at any time participating Eligible Employees elect to purchase more than the Maximum Share Limit, then the number of shares of Common Stock which may be purchased by each participating Eligible Employee shall be reduced pro rata.

     If an Eligible Employee's participation under the Plan for any reason ends or is terminated and the shares which are subject to an Option are not purchased, the unpurchased shares of Common Stock shall again be available for offering under the Plan."

     This Amendment is executed and approved by the duly authorized officers of Cinergy Corp., effective as of January 1, 1996.


                                               CINERGY CORP.




                                By:  __________________________________
                                            (JAMES E. ROGERS)
                                      Vice Chairman, President, and
                                         Chief Executive Officer


                               Dated:  ________________________________


APPROVED:



_________________________________
(Cheryl M. Foley)
Vice President, General Counsel and
Corporate Secretary


Dated:  _________________________